UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): October 21, 2015

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2015, the Board of Directors (the “Board”) of Employers Holdings, Inc. (the “Company”) appointed Prasanna Dhoré as a member of the Board.
Mr. Dhoré will participate in the non-employee director compensation program at the Company. Under the current program, non-employee Board members receive an annual cash retainer of $40,000, Board committee chairs receive an annual cash retainer ranging from $10,000 to $15,000, and Board committee members receive meeting fees ranging from $1,000 to $1,500 per meeting. On October 21, 2015, in connection with his appointment to the Board, the Compensation Committee of the Board approved an equity grant of Restricted Stock Units to Mr. Dhoré with an approximate value of $35,000. This grant will vest on May 21, 2016, subject to his continued service on the Board on that date.
Mr. Dhoré is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Board has appointed Mr. Dhoré to serve on the Finance Committee of the Board.
On October 21, 2015, the Company issued a press release regarding the appointment of Mr. Dhoré to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.
99.1    Employers Holdings, Inc. press release, dated October 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	October 22, 2015	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated	October 22, 2015.